THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Third Amendment to Employment Agreement ("Third Amendment") effective as of the 21st day of March, 2006, by and between Premier Exhibitions, Inc., a corporation organized under the laws of the State of Florida and having a place of business at 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326 ("Premier") and Arnie Geller, a resident of the state of Georgia (Executive).

         WHEREAS, PREMIER and Executive are parties to an Employment Agreement dated February 4, 2002 and to an Amendment to Employment Agreement dated April 10, 2004 and to a Second Amendment to Employment Agreement dated January 27, 2006; and

         WHEREAS, PREMIER and Executive desire to modify certain provisions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Second Amendment, the parties hereto agree to modify the provisions as follows:

          1. Section 1 of the Second Amendment to Employment Agreement is terminated in its entirety.

          2. All other provisions and conditions in the Employment Agreement and First Amendment to Employment Agreement and Second Amendment to Employment Agreement not revised or modified by this Third Amendment remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Third Amendment and affixed their hand and seal hereto.

PREMIER EXHIBITIONS, INC.                                     EXECUTIVE


By:____________________________             By:____________________________


Date:_____________                          Date:______________